UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 5, 2006

                                  NEOSTEM, INC.
             (Exact name of registrant as specified in its charter)


             Delaware               0-10909                 22-2343568
             --------               -------                 ----------
          (State Or Other         (Commission             (IRS Employer
          Jurisdiction Of         File Number)          Identification No.)
           Incorporation)

        420 Lexington Avenue, Suite 450
              New York, New York                             10170
--------------------------------------------------------------------------------
    (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (212)-584-4180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 7.01.   Regulation FD Disclosure.

NeoStem, Inc. (the "Company") expects to operate at break even on a cash flow basis at such time as it is collecting from clients approximately 360 adult stem cell specimens per month and it has in storage approximately 2,000 adult stem cell specimens. Be cautioned that this is a forward looking statement which the Company believes is reasonable at this time, but it is subject to a number of contingencies and assumptions which may not be realized.


Item 8.01.   Other Events.

On December 5, 2006, the Compensation Committee of the Board of Directors approved awards to management and senior staff under the Company's 2003 Equity Participation Plan (the "EPP") as follows: (i) options to purchase an aggregate of 1,225,000 shares of common stock, $.001 par value (the "Common Stock") at a per share purchase price equal to $.60, the closing price of the Common Stock on the date of grant, of which 150,000 were fully vested upon grant and 1,075,000 vest upon the achievement of specified milestones; and (ii) an aggregate of 500,000 shares of Common Stock of which 200,000 were fully vested on the date of grant and 300,000 vest upon the achievement of specified milestones.





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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEOSTEM, INC.



                                       By: /s/ Catherine M. Vaczy
                                           ----------------------
                                           Catherine M. Vaczy
                                           Vice President and General Counsel



Dated: December 11, 2006